EXHIBIT 99
                                            __________

MEDIA CONTACT:                              ANALYST CONTACT:
Barbara H. Maddox                           Donald W. Ebbert, Jr.
(908) 321-8294                              (908) 321-8138

         MIDLANTIC CORPORATION TO REDEEM PREFERRED STOCK
EDISON, NJ, May 31, 1995 -- Midlantic Corporation (NASDAQ:MIDL) announced today it has called for redemption on June 30, 1995 all shares of its Term Adjustable Rate Cumulative Preferred Stock - Series A.
     A total of 500,000 shares are outstanding. The redemption price is $100.00 per share, plus $1.8125 per share accrued dividend from April 1, 1995 to the redemption date.
     Midlantic Corporation is a $13.6 billion bank holding company headquartered in Edison, NJ. Midlantic's principal subsidiary, Midlantic Bank, N.A., operates 327 banking offices in New Jersey and southeastern Pennsylvania.
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